UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   May 18, 2017
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	000-30707	68-0450397
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

707) 678-3041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 16, 2017, First Northern Community Bancorp (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting").  At the Annual Meeting, the Company's shareholders acted upon the four proposals listed below.  The final results for the votes regarding each proposal are set forth below.

1.	To elect the following nine (11) persons to the Board of Directors to serve until the 2018 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified:

Director	Votes For	Against or Authority Withheld	Broker Non-Votes
Lori J. Aldrete	5,873,004	276,650	2,634,057
Frank J. Andrews, Jr.	5,881,368	268,286	2,634,057
Patrick R. Brady	5,833,130	316,524	2,634,057
John M. Carbahal	5,881,368	268,286	2,634,057
Gregory DuPratt	5,881,368	268,286	2,634,057
Barbara A. Hayes	5,833,130	316,524	2,634,057
Richard M. Martinez	5,833,130	316,524	2,634,057
Foy S. McNaughton	5,881,368	268,286	2,634,057
Sean P. Quinn	5,833,130	316,524	2,634,057
Mark C. Schulze	5,882,000	267,654	2,634,057
Louise A. Walker	5,882,000	267,654	2,634,057

2.	To approve a non-binding advisory proposal on the compensation of the Company's named Executive Officers:

For	Against	Abstain
5,588,476	166,176	395,002

3.	To approve a non-binding advisory proposal regarding the frequency of shareholder votes on executive compensation.

Annually	Every Two Years	Every Three Years	Abstain
1,647,854	182,596	3,934,405	380,723

4.	To ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain
8,289,218	2,309	95,113

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer/Chief Financial Officer